EXHIBIT 3.2

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       FOR
                          TECH-NET COMMUNICATIONS, INC.


    Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Articles of Amendment for TECH-NET COMMUNICATIONS INC. (the "Company"):

1.  Name of the Corporation: Tech-Net Communications, Inc.

2.  The articles have been amended as follows:

ARTICLE I

    The name of the Corporation is Knightsbridge Fine Wines, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation have voted in favor of the amendment is 7,994,025 (15,988,050 post-split) shares representing 53.4% of the outstanding shares.


Signatures


------------------------
Joel Shapiro
Chairman, President, CEO